Calculation of Filing Fee Tables
S-4
Titan Holdings Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Pubco Common Stock	Other	110,866	$ 11.00	$ 1,219,526.00		$ 168.42
Fees Previously Paid	2	Equity	Pubco Common Stock	Other	6,836,709	$ 11.00	$ 75,203,799.00		$ 10,385.64
Fees Previously Paid	3	Equity	Pubco Common Stock	Other	18,623,329	$ 0.00033	$ 6,145.70		$ 0.85
Fees Previously Paid	4	Equity	Public Warrants to purchase Pubco Common Stock	Other	7,080,163	$ 0.00	$ 0.00		$ 0.00
Fees Previously Paid	5	Equity	Shares of Pubco Common Stock underlying Public Warrants	Other	7,080,163	$ 11.50	$ 81,421,874.50		$ 11,244.36
Fees Previously Paid	6	Equity	Private Placement Warrants to purchase Pubco Common Stock	Other	4,832,065	$ 0.00	$ 0.00		$ 0.00
Fees Previously Paid	7	Equity	Shares of Pubco Common Stock underlying Private Placement Warrants	Other	4,832,065	$ 11.50	$ 55,568,747.50		$ 7,674.04
Fees Previously Paid	8	Equity	KMC Warrants to purchase Pubco Common Stock	Other	4,358,088	$ 0.00	$ 0.00		$ 0.00
Fees Previously Paid	9	Equity	Shares of Pubco Common Stock underlying KMC Warrants	Other	4,358,088	$ 1.91	$ 8,323,948.08		$ 1,149.54
Fees Previously Paid	10	Equity	Shares of Pubco Common Stock underlying Stock Options	Other	1,164,525	$ 2.90	$ 3,377,122.50		$ 466.38
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 225,121,163.28		$ 31,089.23
			Total Fees Previously Paid:						$ 31,089.23
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions. Represents the maximum number of shares of common stock, $0.0001 par value per share ("Pubco Common Stock"), of the registrant, Titan Holdings Corp., a Delaware corporation ("Pubco"), issuable to former public shareholders of Compass Digital Acquisition Corp., a Cayman Islands exempted company ("CDAQ"), pursuant to the agreement and plan of merger, dated as of January 6, 2026, by and among CDAQ, Pubco, Titan SPAC Merger Sub Corp., a Cayman Islands exempted company and a direct wholly owned subsidiary of Pubco, Titan Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of Pubco, and Key Mining Corp., a Delaware corporation ("KMC") (as amended, restated or otherwise modified from time to time, the "Merger Agreement," and all of the transactions contemplated thereunder, the "Business Combination). The 110,866 shares of Pubco Common Stock to be issued to public shareholders of CDAQ assumes no redemptions of CDAQ public shares at the closing of the Business Combination (the "Closing"). Pursuant to Rules 457(c) and 457(f)(1) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $11.00, which the last reported sale prices of Class A ordinary shares of CDAQ on the OCTID Basic Market on February 3, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission (the "SEC")).

[2]	Represents the sum of (i) 2,217,086 shares of Pubco Common Stock issuable to Compass Digital SPAC LLC, a Delaware limited liability company; (ii) 3,269,623 shares of Pubco Common Stock issuable to HCG Opportunity, LLC, a Delaware limited liability company and the sponsor of CDAQ (the "Sponsor"), which includes (a) 1,560,736 shares in exchange of 1,560,736 founder shares of CDAQ currently held by the Sponsor, (b) 176,587 shares underly the $1,765,872 outstanding balance of the promissory note, dated as of November 21, 2024, in the aggregate principal amount of up to $2,500,000 issued by CDAQ to the Sponsor and (c) 1,532,300 shares to be transferred by the Sponsor to certain investors pursuant to various non-redeeming non-redemption agreements at the Closing; and (iii) 1,350,000 shares of Pubco Common Stock issuable to Polar Multi-Strategy Master Fund ("Polar"), pursuant to that certain subscription agreement, dated September 6, 2023, by and between Polar and the Sponsor and that certain sponsor letter agreement, dated January 6, 2026, by and among CDAQ, KMC and the Sponsor. Pursuant to Rules 457(c) and 457(f)(1) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $11.00, which the last reported sale prices of Class A ordinary shares of CDAQ on the OCTID Basic Market on February 3, 2026 (such date being within five business days of the date that this registration statement was first filed with the SEC).

[3]	Represents the maximum number of shares of Pubco Common Stock issuable to stockholders of common stock of KMC, par value $0.001 per share (the "KMC Stock"), in connection with the Business Combination. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act. KMC is a private company, no market exists for its securities, and KMC has an accumulated deficit. Therefore, the proposed maximum aggregate offering price of KMC shares is one-third of the aggregate par value of the shares of KMC Stock expected to be exchanged in the Business Combination.

[4]	Represents 7,080,163 public warrants of CDAQ issued and outstanding, each of which will be assumed by Pubco in connection with the Business Combination and converted into a warrant to acquire one share of Pubco Common Stock ("Public Warrants"). Pursuant to Rule 457(g) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the Pubco Common Stock underlying the Public Warrants and Private Warrants is calculated on the basis of the exercise price of $11.50 per share. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the warrants has been allocated to the underlying shares of Pubco Common Stock and those shares of Pubco Common Stock are included in the registration fee.

[5]	Represents the maximum number of shares of Pubco Common Stock issuable upon exercise of Public Warrants pursuant to their terms. Each whole warrant will entitle the warrant holder to purchase one share of Pubco Common Stock at a price of $11.50 per share. Pursuant to Rule 457(g) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the Pubco Common Stock underlying the Public Warrants and Private Warrants is calculated on the basis of the exercise price of $11.50 per share. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the warrants has been allocated to the underlying shares of Pubco Common Stock and those shares of Pubco Common Stock are included in the registration fee.

[6]	Represents 4,832,065 private placement warrants of CDAQ issued and outstanding, each of which will be assumed by Pubco in connection with the Business Combination and converted into a warrant to acquire one share of Pubco Common Stock (the "Private Warrants"). Pursuant to Rule 457(g) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the Pubco Common Stock underlying the Public Warrants and Private Warrants is calculated on the basis of the exercise price of $11.50 per share. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the warrants has been allocated to the underlying shares of Pubco Common Stock and those shares of Pubco Common Stock are included in the registration fee.

[7]	Represents the maximum number of shares of Pubco Common Stock issuable upon exercise of the Private Warrants pursuant to their terms. Each whole warrant will entitle the warrant holder to purchase one share of Pubco Common Stock at a price of $11.50 per share. Pursuant to Rule 457(g) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the Pubco Common Stock underlying the Public Warrants and Private Warrants is calculated on the basis of the exercise price of $11.50 per share. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the warrants has been allocated to the underlying shares of Pubco Common Stock and those shares of Pubco Common Stock are included in the registration fee.

[8]	Represents 3,513,751 warrants of KMC issued and outstanding, each of which will be assumed by Pubco in connection with the Business Combination and converted into a warrant to acquire one share of Pubco Common Stock ("Investor Warrants"). Pursuant to Rule 457(g) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the Pubco Common Stock underlying the KMC Warrants is calculated on the basis of the weighted average exercise price of $1.91 per share. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the warrants has been allocated to the underlying shares of Pubco Common Stock and those shares of Pubco Common Stock are included in the registration fee.

[9]	Represents the maximum number of shares of Pubco Common Stock issuable upon exercise of the KMC Warrants. Each whole warrant will entitle the warrant holder to purchase one share of Pubco Common Stock at a weighted average price of $1.91 per share. Pursuant to Rule 457(g) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the Pubco Common Stock underlying the KMC Warrants is calculated on the basis of the weighted average exercise price of $1.91 per share. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the warrants has been allocated to the underlying shares of Pubco Common Stock and those shares of Pubco Common Stock are included in the registration fee.

[10]	Represents the maximum number of shares of Pubco Common Stock issuable upon exercise of outstanding stock options pursuant to their terms. Pursuant to Rule 457(h) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the Pubco Common Stock underlying the stock options is calculated on the basis of the weighted average exercise price of exercise price of $2.90 per share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date